CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated April 2, 1999 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 171 as of January 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6. We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            GRANT THORNTON LLP


Chicago, Illinois
May 24, 1999